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                                                                   EXHIBIT 15-14






DTE Energy Company and
The Detroit Edison Company
Detroit, Michigan

We have made a review,  in accordance with standards established by the
American  Institute of Certified Public   Accountants, of the unaudited interim
financial information of DTE Energy Company and subsidiaries and of The Detroit Edison Company and subsidiaries for the periods ended June 30, 2000 and 1999, as indicated in our report dated August 9, 2000. Because we did not perform an audit, we expressed no opinion on that information.


We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, is incorporated by reference in the following Registration Statements:

         Form                      Registration Number

         DTE Energy Company
         Form S-3                    33-57545
         Form S-8                   333-00023
         Form S-4                   333-89175

         The Detroit Edison Company
         Form S-3                   33-53207
         Form S-3                   33-64296
         Form S-3                  333-65765

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.




DELOITTE & TOUCHE LLP

Detroit, Michigan
August 9, 2000